Exhibit 16.1


June 23, 2008

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4.01 of Jupitermedia Corporation's Form 8-K dated June 18, 2008, and have the following comments:

     1.   We agree with the statements made in Item 4.01 (a) (i), (ii), (iv),
          (v) and (vi).

     2. We have no basis on which to agree or disagree with the statements made in Item 4.01 (a) (iii) and Item 4.01 (b).

Yours truly,

/s/ Deloitte & Touche LLP

Stamford, Connecticut